Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2009 relating to the ONEOK Partners, L.P. consolidated financial statements as of and for the years ended December 31, 2008 and 2007, and the effectiveness of internal control over financial reporting of ONEOK Partners, L.P. as of December 31, 2008, which appears in ONEOK Partners, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2009 related to the consolidated balance sheet of ONEOK Partners GP, L.L.C., which appears as an Exhibit to ONEOK Partners, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

September 15, 2009